UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on May 26, 2009, The Dow Chemical Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain trusts established by members of the Haas family as selling stockholders, Credit Suisse Securities (USA) LLC as the underwriter (the “Underwriter”), and Credit Suisse International, in its capacity as agent for the Underwriter (the “Underwriter Affiliate”), pursuant to which the Underwriter Affiliate will conduct a forward sale offering  (the “Forward Sale Offering”) by borrowing from one or more third party stock lenders shares of the Company’s common stock and selling such shares over the 10 full trading day period commencing on and including May 26, 2009 and expected to end on June 8, 2009.

The Forward Sale Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-140859) (the “Registration Statement”). The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 26, 2009

The Dow Chemical Company

By:	/s/ Charles J. Kalil
	Name:	Charles J. Kalil
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 26, 2009